SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 9, 2007
Commission File Number: 000-27739

Royal Quantum Group, Inc.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	77-0517966 (I.R.S. Employer Identification No.)
Suite #145, 251 MidPark Blvd S.E. Calgary, AB Canada (Address of principal executive offices)	T2X 1S3 (Zip Code)
(403) 288-4321 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION.

On May 10, 2007, Royal Quantum Group, Inc., a Nevada corporation (“Registrant”) executed a Purchase Agreement (“Agreement”) to acquire from U3, LLC (“Seller”) a 100% interest in 1,540 acres that consist of 77 claims of prospective uranium property located adjacent to the Sheep Mountain Mine in Fremont County, Central Wyoming, approximately 90 miles SW of Casper Wyoming. The claim block, known as the Kale group of claims, adjoins SXR Uranium One Inc.’s Sheep Mountain Mine claim block to the south and east. A recent NI 43-101 compliant mineral resource estimate for the Sheep Mountain Mine, completed by Scott Wilson of Roscoe Postle and Associates, Inc. indicated inferred mineral resources of 4.56 MT grading 0.17% eU308 (15.6 million pounds). The Registrant intends to proceed with an aggressive exploration program on the property this season.

The Agreement calls for the Registrant to make the following payments: $10,000 cash payment within 2 business days of execution of Agreement; $220,000 in cash upon transfer of claims to the Registrant, clear of any liens or encumbrances as follows: $50,000 on or before August 1, 2007, $50,000 on or before September 1, 2007; $50,000 on or before October 1, 2007 and $70,000 on or before November 15, 2007. The Registrant also agrees to issue 1,000,000 restricted shares of its common stock to the Seller or its nominees upon transfer of claims to the Registrant, clear of any liens or encumbrances. In addition, the Registrant will agree to a $150,000 work program on the Sheep Mountain Claim block before June 1, 2008. On or before June 1, 2008 and provided the Registrant elects to continue, the Registrant agrees to make an additional $200,000 cash payment to the Seller, issue an additional 500,000 restricted shares of its common stock to the Seller or its nominees, and enter into an additional $150,000 work program on the claims. On or before June 1, 2009 and provided the Registrant elects to continue, the Registrant agrees to make a final $200,000 cash payment to the Seller and issue an additional 1,250,000 restricted shares of the Registrant’s common stock issued to the Seller or its nominees and reserve a 2% NSR for Seller or its nominees on any production from the claims. The Agreement also provides that the Registrant will register the shares issued to the Seller if the Registrant closes a financing of more than $1,000,000. If the Registrant drops the claims at any point, they are transferred back to the Seller.

The Registrant elected not to proceed with the closing of the agreement for the acquisition of the Garfield County, Utah claim block as announced March 15, 2007.

ITEM 5.03 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On May 9, 2007, the board of directors of the Registrant appointed Phil van Angeren, P. Geol as the Registrant’s Exploration Manager and as a member of its board of directors. Mr. van Angeren will be responsible for property acquisition and development for the Registrant. Mr. van Angeren, 51, has been the exploration manager and a director of Trio Gold Corp., a junior Canadian exploration and development company for the past 5 years. He has over 25 years of experience in exploration of uranium and precious metals in North America. Mr. van Angeren is a graduate from McGill University with a BSc. Honors degree in geology, which he earned in 1977.

Mr. van Angeran has been issued 500,000 shares of the Registrant’s common stock, equivalent to approximately 1.3% of the Registrant’s issued and outstanding shares.

ITEM 8.01 OTHER EVENTS.

Reference is made to the Registrant’s press release dated May 10, 2007, filed hereto as an exhibit.

ITEM 9.01 EXHIBITS.

The following exhibits are filed with this report on Form 8-K.

Exhibit Number	Exhibit

99.1	Press Release dated May10, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Royal Quantum Group, Inc.

Date: May 15, 2007	By:	/s/ Ron Ruskowsky
Ron Ruskowsky
President and Chief Executive Officer

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